UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8215 Forest Point Boulevard Charlotte, North Carolina	28273
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 980-221-3235

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 19, 2016, the Company held its annual meeting of stockholders. The holders of a total of 172,944,886 shares of our common stock were present in person or by proxy at the annual meeting, representing approximately 87.91% of the voting power entitled to vote at the annual meeting. Each share of common stock was entitled to one vote on each matter before the meeting. The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.	The stockholders elected the entire board of directors, each of whom holds office until a successor is elected and qualified or until his or her earlier resignation or removal, by the following votes:

	Nominee	For	Against	Abstain	Broker Non-Votes
1.	Michael Chu	158,836,595	3,264,739	274,427	10,569,125
2.	Lawrence R. Codey	154,729,764	7,256,875	389,122	10,569,125
3.	Patrick Duff	157,284,305	4,758,983	332,473	10,569,125
4.	Jacqueline B. Kosecoff	159,094,698	2,872,056	409,007	10,569,125
5.	Neil Lustig	160,853,988	1,089,800	431,973	10,569,125
6.	Kenneth P. Manning	154,607,589	7,358,218	409,954	10,569,125
7.	William J. Marino	158,106,956	3,842,772	426,033	10,569,125
8.	Jerome A. Peribere	159,525,207	2,599,478	251,076	10,569,125
9.	Richard L. Wambold	160,699,468	1,285,853	390,440	10,569,125
10.	Jerry R. Whitaker	157,406,738	4,549,742	419,281	10,569,125

2.	The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the proxy statement by the following vote:

	For	Against	Abstain	Broker Non-Votes
Approval of Executive Compensation	158,840,863	3,096,409	438,489	10,569,125

3.	The stockholders ratified the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2016 by the following vote:

	For	Against	Abstain	Broker Non-Votes
Ratification of Appointment of Ernst & Young LLP	163,236,333	9,455,550	253,003	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Norman D. Finch Jr.
Name:	Norman D. Finch Jr.
Title:	Vice President, General Counsel & Secretary

Dated: May 23, 2016